                                                          YOUR VOTE IS IMPORTANT







                                    IVG CORP.



                                 PROXY STATEMENT









                                            2001 SPECIAL MEETING OF SHAREHOLDERS

[LOGO]



                                                                 ELORIAN LANDERS
                                                                    CHAIRMAN AND
                                                         CHIEF EXECUTIVE OFFICER




November  13, 2001



Dear Shareholder:

         I am pleased to invite you to a Special Meeting of Shareholders of IVG Corp. The meeting will be held at 8:00 a.m. on December 3, 2001 at the offices of IVG Corp., 13135 S. Dairy Ashford, Suite 525, Sugar Land, Texas.

         At the meeting, you and the other shareholders will be asked to: (1) approve an amendment to Article IV of our Certificate of Incorporation and effect a one-for-twenty reverse stock split and a decrease in our authorized Common Stock from 300,000,000 to 150,000,000 shares; (2) approve a further amendment to Article IV of our Certificate of Incorporation to authorize 10,000,000 shares of preferred stock and to permit such shares of preferred stock to be designated and issued from time to time, and the rights of such preferred stock to be fixed from time to time, by the Board of Directors without shareholder approval; and (3) approve an amendment to Article I of our Certificate of Incorporation to effect a change in our name from IVG Corp. to Group Management Corp.

         We hope you can join us on December 3, 2001. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please MARK your votes on the enclosed proxy, SIGN AND DATE THE PROXY, and RETURN it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.


                                                     Very truly yours,



                                                     Elorian Landers

[LOGO]                                                                 IVG CORP.
                                                          13135 S. DAIRY ASHFORD
                                                         SUGAR LAND, TEXAS 77478
                                                                    281-295-8485


November 13, 2001



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD DECEMBER 3, 2001

         IVG Corp. will hold a Special Meeting of Shareholders at the offices of IVG Corp., 13135 S. Dairy Ashford, Suite 525, in Sugar Land, Texas on Monday, December 3, 2001 at 8:00 a.m.

         We are holding this meeting:

         o To approve an amendment to Article IV of our Certificate of Incorporation and effect a one-for-twenty reverse stock split and a decrease in our authorized Common Stock from 300,000,000 to 150,000,000 shares;

         o To approve a further amendment to Article IV of our Certificate of Incorporation to authorize 10,000,000 shares of preferred stock and to permit such shares of preferred stock to be designated and issued from time to time, and the rights of such preferred stock to be fixed from time to time, by the Board of Directors without shareholder approval;

         o To approve an amendment to Article I of our Certificate of Incorporation to effect a change in our name from IVG Corp. to Group Management Corp.

         Your board of directors recommends that you vote FOR each of the proposals outlined in this proxy statement.

         Your board of directors has selected November 13, 2001 as the record date for determining shareholders entitled to vote at the meeting. A list of shareholders on that date will be available for inspection at our corporate headquarters, 13135 S. Dairy Ashford, Suite 525, Sugar Land, Texas, for at least ten days before the meeting. The list also will be available for inspection at the meeting.

         This notice of special meeting, proxy statement and proxy are being distributed on or about November 13, 2001.

                                             By Order of the Board of Directors,


                                             Clay C. Border
                                             Secretary

                                TABLE OF CONTENTS


QUESTIONS AND ANSWERS..........................................................1


STOCK OWNERSHIP................................................................3

   BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS,
   DIRECTORS AND EXECUTIVE OFFICERS............................................3

ITEM 1. APPROVAL OF AMENDMENTS TO ARTICLE IV OF OUR CERTIFICATE OF
INCORPORATION TO EFFECT REVERSE STOCK SPLIT AND DECREASE AUTHORIZED
COMMON STOCK...................................................................5


ITEM 2. APPROVAL OF AMENDMENTS TO ARTICLE IV OF OUR CERTIFICATE OF
INCORPORATION TO AUTHORIZE 10,000,000 SHARES OF PREFERRED STOCK................9


ITEM 3. APPROVAL OF AMENDMENT TO ARTICLE I OF OUR CERTIFICATE OF
INCORPORATION TO CHANGE OUR NAME FROM IVG CORP. TO GROUP MANAGEMENT
CORP..........................................................................11


ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS....................................11






              ----------------------------------------------------
                             YOUR VOTE IS IMPORTANT.
               PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY CARD.
              ----------------------------------------------------

                              QUESTIONS AND ANSWERS

Q1:      WHO IS SOLICITING MY PROXY?


A: We, the board of directors of IVG Corp., are sending you this proxy statement in connection with our solicitation of proxies for use at a Special Meeting of Shareholders. Certain directors, officers and employees of IVG Corp. also may solicit proxies on our behalf by mail, phone, fax or in person.

Q2:      WHO IS PAYING FOR THIS SOLICITATION?

A: IVG Corp. will pay for the solicitation of proxies. IVG Corp. also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding our proxy materials to the beneficial owners of IVG Corp. common stock.

Q3:      WHAT AM I VOTING ON?

A: Three items: (1) to approve an amendment to Article IV of our Certificate of Incorporation and effect a one-for-twenty reverse stock split and a decrease in our authorized Common Stock from 300,000,000 to 150,000,000 shares; (2) to approve a further amendment to Article IV of our Certificate of Incorporation to authorize 10,000,000 shares of preferred stock and to permit such shares of preferred stock to be designated and issued from time to time, and the rights of such preferred stock to be fixed from time to time, by the Board of Directors without shareholder approval; and (3) to approve an amendment to Article I of our Certificate of Incorporation to effect a change in our name from IVG Corp. to Group Management Corp.

Q4:      WHO CAN VOTE?

A: Only those who owned common stock at the close of business on November 13, 2001, the record date for the Special Meeting, can vote. If you owned common stock on the record date, you have one vote per share for each matter presented at the Special Meeting.

Q5:      HOW DO I VOTE?

A: You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the enclosed prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Special Meeting and want to vote in person by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Secretary of IVG Corp. written notice of your revocation or by submitting a later-dated proxy. If you execute, date and return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR each of the proposals.

Q6:      WHAT CONSTITUTES A QUORUM?

A: Voting can take place at the Special Meeting only if shareholders owning a majority of the voting power of the common stock (a majority of the total number of votes entitled to be cast) are present in person or represented by effective proxies. On the record date, we had ____________shares of common stock outstanding. Both abstentions and broker non-votes are counted as present for purposes of establishing the quorum necessary for the meeting to proceed. A broker non-vote results from a situation in which a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that you have not voted and it lacks discretionary authority to vote your shares.

Q7:      WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE MATTERS BEING PASSED?

         To approve each item, shareholders holding a majority of the total voting power of the outstanding common stock must affirmatively vote to approve the matter. Abstentions and broker non-votes have the same effect as votes "against" the proposal.

Q8:      HOW DOES THE BOARD RECOMMEND THAT I VOTE ON THE MATTERS PROPOSED?

A: The board of directors of IVG Corp. unanimously recommends that shareholders vote FOR each of the proposals submitted at the Special Meeting.

Q9:      WILL THERE BE OTHER MATTERS PROPOSED AT THE SPECIAL MEETING?

A:       No other matters will be proposed at the Special Meeting.

Q10: WHEN ARE 2002 SHAREHOLDER PROPOSALS DUE IF THEY ARE TO BE INCLUDED IN THE COMPANY'S PROXY MATERIALS?

A: To be considered for presentation at IVG Corp.'s 2002 Annual Meeting of Shareholders and included in our proxy statement, a shareholder proposal must be received at IVG Corp.'s offices no later than March 29, 2002. To curtail controversy as to the date on which a proposal was received by the company, we suggest that proponents submit their proposals by certified mail, return receipt requested.

                                 STOCK OWNERSHIP


 BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information with respect to the beneficial ownership of our common stock at October 26, 2001 by:

         o        each of our named executive officers and directors;

         o        all of our executive officers and directors as a group; and

         o each person, or group of affiliated persons, known to us to own beneficially more than 5% of our common stock.

         In accordance with the rules of the SEC, the table gives effect to the shares of common stock that could be issued upon the exercise of outstanding options and common stock purchase warrants within 60 days of October 26, 2001. Unless otherwise noted in the footnotes to the table and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them. Unless otherwise stated below, the address of each executive officer and director is c/o IVG Corp., 13135 S. Dairy Ashford , Suite 525, Sugar Land, Texas 77478.

         We have calculated the percentages of shares beneficially owned based on 61,620,639 shares of common stock outstanding at October 26, 2001. On October 24, 2001 we entered into an Asset and Stock Purchase Agreement with GMS Acquisition LLC, Group Management Services, Inc., E. Michael Kahoe, and James Kahoe. Assuming certain conditions are satisfied and the Closing occurs under the Asset and Stock Purchase Agreement, we will issue (i) 5,100,000 shares of Common Stock and options for the purchase of 637,500 shares of Common Stock to
E. Michael Kahoe and (ii) 4,900,000 shares of Common Stock and options for the purchase of 612,500 shares of Common Stock to James Kahoe. Following such issuances of Common Stock, we will have approximately 71,620,639 shares outstanding and Mr. E. Michael Kahoe will beneficially own 5,737,500 shares of Common Stock and Mr. James Kahoe will beneficially own 5,512,500 shares of Common Stock. Mr. E. Michael Kahoe's approximate percentage beneficial ownership will be 8.0% and Mr. James Kahoe's approximate percentage beneficial ownership will be 7.7%. Messrs. E. Michael and James Kahoe's address is c/o Group Management Services, Inc., 5811 Canal Road, Suite 230, Valley View, Ohio 44127.


                        NAME OF BENEFICIAL OWNER                   SHARES OF COMMON STOCK BENEFICIALLY
                                                                                  OWNED
=============================================================    -----------------------------------------
                                                                     NUMBER(1)             PERCENT(2)
-------------------------------------------------------------    -------------------    ------------------
Elorian Landers(3)                                                    12,436,221               20.2%
Eden Kim(4)                                                            9,205,641               14.9%
Clay Border                                                            1,517,000                2.5%
Thomas L. McCrimmon(5)                                                 5,314,780                8.6%
Executive officers and directors as a group(6) (3 persons)            19,268,001               31.3%
Alpha Capital Aktiengesellschaft(7)                                    5,342,777(8)             7.9%
AMRO International, S.A. (7)                                           4,452,315(9)             6.7%
Markham Holdings Ltd. (7)                                              6,233,241(10)            9.2%
Stonestreet Limited Partnership(7)                                     3,561,850(11)            5.5%
----------------

     * Less than 1% of class.
(1) Pursuant to Rule 13d-3 under the Exchange Act of 1934, as amended, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise, has or shares voting power and/or investment power as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment control within 60 days. The number of shares shown includes outstanding shares owned as of October 26, 2001, by the person indicated and shares underlying warrants and/or options owned by such person on October 26, 2001, that were exercisable within 60 days of that date.
(2) Based on 61,620,639 shares of common stock issued and outstanding as of the close of business on October 26, 2001.
(3) Includes 750,000 shares subject to options exercisable within 60 days of October 26, 2001.
(4) Includes 1,500,000 shares subject to options exercisable within 60 days of October 26, 2001. Mr. Kim's address is 10715 Orline Court, Cupertino, California 94015.
(5) Includes 1,800,000 shares subject to options exercisable within 60 days of October 26, 2001. Mr. McCrimmon's address is 3816 West Linebaugh Avenue, Suite 200, Tampa, Florida 33624.
(6) Includes 2,292,500 shares subject to options exercisable within 60 days of October 26, 2001.
(7) A purchaser of our 6% Convertible Notes due 2003 and a holder of warrants to purchase shares of our common stock. Party to the Subscription Agreement, dated February 2, 2001, among Alpha Capital Aktiengesellschaft, AMRO International, S.A., Markham Holdings, Ltd., Stonestreet Limited Partnership (collectively, the "Investors") and us. In addition, party to the Security Agreement, dated September 10, 2001, by and between Elorian and Becky Landers JTWROS, Hamp Family Limited Partnership, W. Jackson Belt, Peter Wokoun, Stephen Landers, Thomas McCrimmon, Barbara Mittman, as Collateral Agent for the benefit of the Investors, and us.
(8) Includes 5,267,777 shares of common stock issuable on conversion of convertible notes at an assumed conversion price of $0.05695 per share, and 75,000 shares of common stock issuable on the exercise of immediately exercisable warrants.
(9) Includes 4,389,815 shares of common stock issuable on conversion of convertible notes at an assumed conversion price of $0.05695 per share, and 62,500 shares of common stock issuable on the exercise of immediately exercisable warrants.

(10) Includes 6,145,741 shares of common stock issuable on conversion of convertible notes at an assumed conversion price of $0.05695 per share, and 87,500 shares of common stock issuable on the exercise of immediately exercisable warrants.
(11) Includes 3,511,850 shares of common stock issuable on conversion of convertible notes at an assumed conversion price of $0.05695 per share, and 50,000 shares of common stock issuable on the exercise of immediately exercisable warrants.


                                     ITEM 1.

                     APPROVAL OF AMENDMENTS TO ARTICLE IV OF
         OUR CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT
                      AND DECREASE AUTHORIZED COMMON STOCK


GENERAL

         Our Board has unanimously approved, and recommends that the shareholders adopt, a proposal to amend Article IV of our Certificate of Incorporation (the "Certificate") to effect a one-for-twenty reverse stock split of the Company's outstanding common stock, decrease the number of authorized shares of our common stock, par value $0.0001, from 300,000,000 to 150,000,000 shares and provide additional information concerning the rights and preferences of our common stock. The text required to effect these changes is set forth in clause (a) of the first sentence of paragraph A of the proposed amended Article IV and in paragraphs B.(1) and C of the proposed amended Article IV as set forth in the proposed Certificate of Amendment to the Certificate of Incorporation of IVG Corp. attached to this Proxy Statement as Appendix A (the "Certificate of Amendment").

         Paragraph C of the proposed amended Article IV provides for the combination of our presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock. This is known as a "reverse stock split." Under the proposal, each twenty shares of our presently issued and outstanding common stock, as of the close of business on the effective date of the Certificate of Amendment, will be converted automatically into one share of our post-reverse stock split common stock. Fractional shares will not be issued. Instead, we will issue one full share of our post-reverse stock split common stock to any shareholder who would have been entitled to receive a fractional share as a result of the reverse stock split. Each shareholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as he did immediately prior to the reverse stock split, except for minor adjustments required due to the treatment of fractional shares.

         In conjunction with the reverse stock split, the first sentence of paragraph A of the proposed amended Article IV provides for a decrease in the number of authorized shares of our common stock from 300,000,000 to 150,000,000. If the reverse stock split is approved and effected, the number of shares of common stock outstanding will decrease to a number between 3 and 4 million. As our business consists in large part of making acquisitions of portfolio companies, and may require us to issue our common stock from time to time in connection with these acquisitions, the Board believes that the Company may require a reasonable amount of excess authorized common stock to implement the Company's business plan. We believe, however, that the present number of shares of our authorized common stock will be higher than needed by us to effect our future financing plans and that IVG Corp. will be subject to unnecessarily high franchise taxes in respect of these shares. Assuming the reverse stock split is effected, the Board believes that reducing the number of these authorized shares is in the best interest of IVG Corp. and its shareholders, and that the proposed number of 150,000,000 authorized shares of common stock will adequately provide for the company's future needs.

REASONS FOR THE REVERSE STOCK SPLIT

         The primary purposes of the reverse stock split are to:

         o        increase the per share price of our common stock;

         o reduce the number of outstanding shares to a level more consistent with other public companies with a similar market capitalization; and

         o maintain the company's flexibility to issue additional shares to facilitate future stock acquisitions and financings.

         The reduction in the number of issued and outstanding shares of common stock to result from the reverse stock split is expected to increase the market price of the common stock to a level above the current market trading price. While the board believes that the shares of common stock will trade at higher prices than those which have prevailed in the recent past, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the reverse stock split, which would raise the current per share price to approximately $2.00.

         Our common stock is currently quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. A higher per share price for the Common Stock may ultimately enable the Company to meet the $4.00 minimum bid price requirement for initial listing on the Nasdaq SmallCap Market. This would expand the market liquidity of our common stock and the ability of investors to trade our common stock. Because trading of our common stock is currently conducted in the over-the-counter market, investors may find it difficult to dispose of, or to obtain accurate quotations as to the market value of, the common stock.

         The board believes that the reverse stock split also could result in a broader market for our common stock than the current market. Many institutional investors are unwilling or unable due to investment restrictions to invest in companies whose stock trades at less than $1.00 per share because of a general presumption that such stocks may be highly speculative. The reverse stock split is anticipated to result in a price increase for our common stock relieving, to some extent, the effect of such limitations on the market for our common stock. Additionally, brokerage commissions on the sale of lower priced stocks often represent a higher percentage of the sales price than commissions on relatively higher priced stocks. The expected increase in trading price may also encourage interest and trading in our common stock and possibly promote greater liquidity for our shareholders. We also believe that the current per share price of our common stock has or may have a negative effect on our ability to use our common stock in connection with possible future transactions such as financings, strategic alliances, acquisitions and other uses not presently determinable.

         In addition, a number of other public companies have market capitalization similar to that of IVG Corp., but generally have less than 5 million shares outstanding, compared to the over 60 million shares that we have outstanding. The board believes that the reverse stock split would more closely align our capital structure with companies of comparable market capitalization, which the board believes is a more appropriate capital structure than our current structure.

         For the above reasons, we believe that the reverse stock split is in the best interests of IVG Corp. and its shareholders. However, there can be no assurances that the reverse stock split will have the desired effects.


EFFECTS OF THE REVERSE STOCK SPLIT

         Subject to shareholder approval, the reverse stock split will be effected by filing the Certificate of Amendment and will be effective upon the close of business on the date of filing. Although we expect to file the Certificate of Amendment with the Delaware Secretary of State's office promptly following approval at the Special Meeting, the actual timing of the filing will be determined by our management based upon their evaluation as to when the filing will be most advantageous to IVG Corp. and its shareholders. We reserve the right to forego or postpone filing the Certificate of Amendment if we determine that action to be in the best interests of IVG Corp. and its shareholders.

         We are currently authorized to issue 300 million shares of common stock of which ____________ shares were issued and outstanding at the close of business on the record date. Adoption of the reverse stock split will reduce the shares of common stock outstanding on the record date to approximately ____________. The number of authorized shares is proposed to be set at 150,000,000. The reverse stock split will have no effect on the par value of the common stock.

         The effect of the reverse split upon holders of common stock will be that the total number of shares of our common stock held by each shareholder will be automatically converted into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the reverse stock split divided by twenty, adjusted for any fractional shares. Each of our shareholders will continue to own one or more shares of common stock and will continue to share in the assets and future growth of the company as a shareholder.

         Assuming the reverse stock split is approved by the shareholders at the Special Meeting and implemented, each shareholder's percentage ownership interest in the company and proportional voting power will remain unchanged, except for minor differences resulting from adjustments for fractional shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the reverse stock split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the reverse stock split automatically on the effective date of the reverse stock split. All shares, options, warrants or convertible securities that IVG Corp. has agreed to issue (or agrees to issue prior to the effective date of the reverse stock split) in any merger or acquisition agreement also will be appropriately adjusted for the reverse stock split.

         The reverse stock split also may result in some shareholders owning "odd lots" of less than 100 shares of common stock received as a result of the reverse stock split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

         It is not necessary to forward to us your certificates representing shares of pre-reverse stock split common stock for surrender in exchange for certificates representing post reverse stock split common stock. We will reflect on our books your ownership of the number of whole shares of post-reverse stock split common stock into which the shares of pre-reverse stock split common stock have been converted as a result of the reverse stock split.


CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion describes certain material federal income tax considerations relating to the reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

         This discussion may not address certain federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

         SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

         The reverse stock split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of common stock in lieu of a fractional share. Shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those shareholders receiving a whole share of common stock in lieu of a fractional share (as described below). The holding period for shares of common stock after the reverse stock split will include the holding period of shares of common stock before the reverse stock split, provided that such shares of common stock are held as a capital asset at the effective time of the Certificate of Amendment. The adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of common stock before the reverse stock split excluding the basis of fractional shares.

         A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the shareholder was otherwise entitled.

         We recommend a vote FOR the approval of the amendments to Article IV necessary to effect the reverse stock split and increase the authorized Common Stock.

                                     ITEM 2.

                     APPROVAL OF AMENDMENTS TO ARTICLE IV OF
                       OUR CERTIFICATE OF INCORPORATION TO
                 AUTHORIZE 10,000,000 SHARES OF PREFERRED STOCK.


GENERAL


         Our Board has unanimously approved, and recommends that the shareholders adopt, a proposal to amend Article IV of our Certificate to authorize 10,000,000 shares of preferred stock. This class of preferred stock, if authorized, would be issuable from time to time by the Board of Directors without shareholder approval. Such preferred stock is frequently referred to as "blank check preferred stock." The text required to authorize and create this blank check preferred stock is set forth in clause (b) of the first sentence of paragraph A of the proposed amended Article IV and in paragraph B.(2) of the proposed amended Article IV as set forth in the proposed Certificate of Amendment.

         Paragraph B.(2) of the proposed amended Article IV provides that the preferred stock, par value $0.0001 (the "Preferred Stock"), may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such shares. The Board of Directors also is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of Preferred Stock and, within the limits and restrictions stated in any resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease the number of shares of a series (but not below the number of shares of such series then outstanding) subsequent to the issuance of shares of such series.


REASONS FOR PREFERRED STOCK

         The Board believes this proposed amendment to be in the best interest of the Company as it will enhance our ability to seek financing, in particular from investors seeking to purchase Preferred Stock. The Board believes that its ability to pursue financing opportunities in the future will be essential to the growth of the Company, and the ability to issue Preferred Stock will give it needed flexibility.

EFFECTS OF PREFERRED STOCK

         The Board of Directors does not presently intend to issue any Preferred Stock. Although it is not possible to state the actual effects of any issuance of Preferred Stock upon the rights of holders of other Company securities, such effects might include: (i) restrictions on Common Stock dividends if Preferred Stock dividends have not been paid; (ii) dilution of the voting power and equity interest of holders of Common Stock to the extent that any Preferred Stock series has voting rights or that any Preferred Stock series is convertible into Common Stock; or (iii) inability of holders of Common Stock to share in the Company's assets on liquidation until satisfaction of any liquidation preferences granted to the holders of Preferred Stock. In addition, the issuance of Preferred Stock under certain circumstances may have the effect of discouraging an attempt to change control of the Company by, for example, creating voting impediments to the approval of mergers and other similar transactions involving the Company.


RIGHTS OF COMMON STOCK

         Subject to such preferential rights as may be determined by the Board of Directors of the Company in connection with the future issuance, if any, of shares of Preferred Stock, holders of shares of our Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders, to receive such dividends as may be declared by the Board of Directors of the Company out of funds of the Company legally available therefor, and, in the event of the liquidation, dissolution or winding-up of the affairs of the Company, to share prorata according to their respective interests in the Company's assets after payment of or provision for the payment of all debts and other liabilities of the Company. Holders of our Common Stock do not have cumulative voting rights, preemptive rights or other rights to purchase additional securities of the Company or any rights of conversion or redemption.


CERTIFICATE OF INCORPORATION; BYLAWS

         Our Certificate of Incorporation and Bylaws do not contain any specific provisions the effect of which might be to discourage, delay or impede a change of control of the Company.


         We recommend a vote FOR the amendments to Article IV necessary to authorize and create the Preferred Stock.

                                     ITEM 3.
                      APPROVAL OF AMENDMENT TO ARTICLE I OF
               OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME
                    FROM IVG CORP. TO GROUP MANAGEMENT CORP.

GENERAL

         Our Board has unanimously approved, and recommends that the shareholders adopt, a proposal to amend Article I of our Certificate to change the name of the company from IVG Corp. to Group Management Corp. The text required to effect these changes is contained in the proposed amended Article I as set forth in the proposed Certificate of Amendment.


REASONS FOR THE NAME CHANGE

         The Board of Directors believes that it is in the best interest of the Company to change its name in order to reflect its current and future business activities and strategic direction.

         Previously, our acquisition and investment strategy consisted of targeting portfolio companies that provided products or services on the Internet or technology for Internet application. Recently, we have refocused our business plan to pursue acquisitions of professional employer organizations and of companies producing products for the creative products market. In accordance with this plan, we intend to acquire Group Management Services, Inc. and to focus the greater part of our financial and other resources on obtaining revenues in the professional employer organization or staff leasing industry and in the creative products industry.

         While we intend to continue fostering growth in our existing portfolio companies, our primary focus will be on our business service companies and companies in the creative products industry and, consequently, we believe that the name change will better reflect our intent.

         For the above reasons, we believe that the name change is in the best interests of IVG Corp. and its shareholders.


         We recommend a vote FOR the amendment to Article I to effect the name change to Group Management Corp.


                   ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

         SHAREHOLDER PROPOSALS. Our bylaws provide that shareholder proposals and director nominations by shareholders may be made in compliance with certain advance notice, informational and other applicable requirements. With respect to shareholder proposals (concerning matters other than the nomination of directors), the individual submitting the proposal must file a WRITTEN NOTICE with the Secretary of IVG Corp., at 13135 S. Dairy Ashford, Suite 525, Sugar Land, Texas 77478 setting forth certain information, including the following:

         o a brief description of the business desired to be bought before the meeting and the reasons for conducting that business at the meeting;

         o        the name and address of the proposing shareholder;

         o the number of shares of common stock beneficially owned by the proposing shareholder; and

         o any material interest of the proposing shareholder in such business.

         The notice must be delivered to the Secretary (1) at least 30 days before any scheduled meeting or (2) if less than 40 days notice or prior public disclosure of the meeting is given, by the close of business on the 10th day following the giving of notice or the date public disclosure was made, whichever is earlier.

         GENERALLY. Our annual meetings are held each year at a time and place designated by our board of directors in the notice of the meeting. Our 2002 annual meeting of shareholders is currently scheduled for June 28, 2002. Copies of our bylaws are available upon written request made to the Secretary of IVG Corp. at the above address. The requirements described above do not supersede the requirements or conditions established by the SEC for shareholder proposals to be included in our proxy materials for a meeting of shareholders. The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our bylaws.


         ----------------------------------------------------------------

                  PLEASE TAKE A MOMENT NOW TO VOTE. PLEASE SIGN
                          AND RETURN YOUR PROXY CARD.

                                   THANK YOU.
        ----------------------------------------------------------------

                                                                      APPENDIX A

                            CERTIFICATE OF AMENDMENT

                       TO THE CERTIFICATE OF INCORPORATION

                                       OF

                                    IVG CORP.

         Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, IVG CORP., a Delaware corporation (the "Corporation") hereby certifies that:

         1. The name of the corporation is IVG CORP.

         2. The following amendments to the Certificate of Incorporation of the Corporation were adopted and approved by at least a majority of the voting power of the Corporation at a Special Meeting of the Shareholders held on December 3, 2001 (the "Special Meeting"). At the Special Meeting, ____ shares of the Corporation's common stock, par value $.0001 (the "Common Stock"), were voted in favor of the amendment to Article I, ____shares of Common Stock were voted against the amendment to Article I and ______ shares of Common Stock abstained from voting on the amendment to Article I. At the Special meeting , __________ shares of Common Stock were voted in favor of the amendments to Article IV set forth at clause (a) of paragraph A, at paragraph B.1 and at paragraph C., ______ shares of Common Stock were voted against such amendments and __________ shares of Common Stock abstained from voting on such amendments. At the Special meeting , __________ shares of Common Stock were voted in favor of the amendments to Article IV set forth at clause (b) of paragraph A and at paragraph B.2., ______ shares of Common Stock were voted against such amendments and __________ shares of Common Stock abstained from voting on such amendments. The shares of capital stock of the Corporation outstanding and entitled to vote at the Special Meeting consisted of shares of Common Stock.

         3. Article I of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                                    ARTICLE I

                 The name of the corporation is Group Management Corp.

         4. Article IV of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                                   ARTICLE IV

                                AUTHORIZED SHARES

                           A. The Corporation shall have authority to issue an
                  aggregate of 160,000,000 shares of capital stock, consisting of (a) 150,000,000 shares of Common Stock, par value $0.0001 per share (the "Common Stock"), and (b) 10,000,000 shares of Preferred Stock, par value $0.0001 per share (the "Preferred Stock").

                         B. The designations, powers, preferences and relative,
                  participating, optional and other special rights, and the qualifications, limitations and restrictions thereof with respect to the Common Stock and the Preferred Stock are as follows:

                                    (1) COMMON STOCK. Each holder of the Common
                           Stock of the Corporation shall be entitled to one vote for every share of Common Stock outstanding in his name on the books of the Corporation. Except for and subject to those rights expressly granted to the holders of the Preferred Stock or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of shareholders including, without limitation, (i) the right to receive dividends, when and as declared by the Board of Directors out of assets legally available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally with all holders of all Common Stock all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock of the specific amounts that they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation, if any.

                                    (2) PREFERRED STOCK. Preferred Stock may be
                           issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Except as otherwise expressly stated in the resolution or resolutions providing for the establishment of a series of Preferred Stock, any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise expressly provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of stock for the purpose of voting by classes unless expressly provided in the resolution or resolutions providing for the establishment thereof. The Board of Directors of the Corporation is hereby expressly authorized to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix the number of shares constituting that series and the distinctive designation of that series and to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the Delaware General Corporation Law. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.

                           C. On the date that this Certificate of Amendment is
                  filed with the Secretary of State of the State of Delaware (the "Effective Date"), every twenty (20) shares of Common Stock of the Corporation issued and outstanding at the close of business on the Effective Date (the "Old Common Stock") will automatically be converted into one share of common stock, par value $.0001 per share (the "New Common Stock") of the Corporation. No fractional shares will be issued and, in lieu thereof, each holder of Common Stock whose aggregate shares of Old Common Stock held in one name or account immediately prior to the Effective Date are fewer than twenty
                  (20) shares or not evenly divisible by twenty (20) shall receive one full share of New Common Stock in exchange for such fractional share.

         5. Except as amended by this Certificate of Amendment, the Certificate of Incorporation of the Corporation shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned Chief Executive Officer and Secretary of IVG Corp. have executed this Certificate of Amendment on _______, 2001 at Sugar Land, Texas.

                                         IVG CORP.


                                        By:
                                           -------------------------------------
                                        Elorian Landers, Chief Executive Officer


                                        By:
                                           -------------------------------------
                                             Clay C. Border, Secretary

================================================================================
         IVG Corp.                         PROXY

Special Meeting of Shareholders
to be held December 3, 2001

                       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned hereby (a) acknowledges receipt of the Notice of Special Meeting of Shareholders of IVG Corp.(the "Company"), to be held on December 3, 2001 and the proxy statement in connection therewith, each dated _____________,
                  (b) appoints Elorian Landers and Clay C. Border, III, or either of them, as Proxies, each with the power to appoint a substitute, (c) authorizes the Proxies to represent and vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on November 13, 2001, at such Special Meeting and at any adjournment(s) thereof, and (d) revokes any proxies heretofore given.


1. Approval of the proposal to amend Article IV of the Certificate of Incorporation to effect a one for twenty reverse stock split and a decrease in authorized Common Stock from 300,000,000 to 150,000,000.

                             |_| FOR           |_| AGAINST          |_| ABSTAIN

2. Approval of the proposal to amend Article IV of the Certificate of Incorporation to authorize 10,000,000 shares of preferred stock.

                             |_| FOR           |_| AGAINST          |_| ABSTAIN

3. Approval of the proposal to amend Article I of the Certificate of Incorporation to change the name of the company from IVG Corp. to Group Management Corp.

                             |_| FOR           |_| AGAINST          |_| ABSTAIN



THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ADOPTION AND APPROVAL OF PROPOSALS 1, 2 AND 3, IN THE DISCRETION OF THE PROXIES.


IMPORTANT: Please date this proxy and sign exactly as your name or names appear thereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in the representative capacity, please so indicate when signing.



DATED:  ______________, 2001          _________________________________Signature

PLEASE SIGN, DATE AND RETURN THIS
PROXY PROMPTLY IN THE ACCOMPANYING
ENVELOPE.                             _________________________________Signature
                                                                 if held jointly
--------------------------------------------------------------------------------